NUMBER

C 01391



AnorMED

INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

CUSIP 035910 10 8

SHARES

SPECIMEN

This certifies that

SPECIMEN

is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

AnorMED Inc.

(the "Corporation") subject to the Articles and By-Laws of the Corporation transferable on the books of the Corporation by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

SHARES

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

In Witness Whereof *the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers at Vancouver, British Columbia.*

DATED

President and Chief Executive Officer

Chief Financial Officer, Secretary and Treasurer

COUNTERSIGNED AND REGISTERED
MONTREAL TRUST COMPANY OF CANADA
TRANSFER AGENT AND REGISTRAR

VANCOUVER
TORONTO

SPECIMEN

By ______________________

Authorized Officer

The shares represented by this certificate are transferable at the offices of Montreal Trust Company of Canada, Vancouver, B.C. or Toronto, Ontario.

[redacted]

There are rights, privileges and restrictions attached to the common shares of the Corporation. The Corporation will furnish registered shareholders, on demand and without charge, with a full copy of the text of (i) the rights, privileges, restrictions and conditions attached to each class of shares of the Corporation authorized to be issued and to each series of a class, where rights, privileges, restrictions or conditions have been fixed; and (ii) the authority of the directors of the Corporation to fix the rights, privileges, restrictions and conditions of subsequent series.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

			-				-			
			-				-			

____

(Name and address of transferee)

____

____ shares

registered in the name of the undersigned on the books of the Corporation named on the face of this certificate and represented hereby, and irrevocably constitutes and appoints

____ the attorney

of the undersigned to transfer the said shares on the register of transfers and books of the Corporation with full power of substitution hereunder.

DATED:

______________________________ ______________________________

(Signature of Witness) (Signature of Shareholder)

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank, trust company or a member of a recognized stock exchange.

"Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Protection Rights Plan Agreement, dated as of the 2nd day of February, 2006, between AnorMED Inc. (the "Corporation") and Computershare Investor Services Inc., as Rights Agent (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five (5) days after the receipt of a written request therefor."

Signature Guaranteed By: